EXHIBIT 10.33

                      AGREEMENT OF MANAGEMENT STOCKHOLDERS

        This Agreement of Management Stockholders ("Agreement") dated as of August 30, 1996 is by and among Offshore Energy Development Corporation, a Delaware corporation (the "Company"), and David B. Strassner, Douglas H. Kiesewetter and R. Keith Anderson (individually a "Management Stockholder" and collective, the "Management Stockholders").

        1. INTRODUCTION. A subsidiary of the Company is a party to the Fourth Amended and Restated General Partnership Agreement for Dauphin Island Gathering Partners dated as of July 1, 1996 (the "Partnership Agreement"). The Partnership Agreement provides for certain consequences that are adverse to the Company in the event that a DIGC Change of Control (as defined in the Partnership Agreement) occurs. The purpose of this Agreement is to restrict the Management Stockholders from taking any action that would result in a DIGC Change of Control.

        2. RESTRICTIONS. Each of the Management Stockholders agrees with the Company and each of the other Management Stockholders not to, prior to the earlier of the occurrence of both MMBGC Payout and PDI Payout or February 28, 2001, voluntarily (1) cease to be actively involved as the management of and in the operation of Dauphin Island Gathering Company, L.P. to substantially the same degree as he was involved in such management and operation on July 1, 1996 or (2) reduce his respective ownership interest in the Company following the initial public offering of the shares of the Company by 75% or more.

        3. GOVERNING LAW. This document shall be governed by the law of the State of Texas, without reference to any conflicts of laws provisions.

        4. NO AMENDMENTS. This document may not be amended or otherwise modified except by a written document executed by all parties hereto.

        Executed as of the date first set forth above.

                                            OFFSHORE ENERGY DEVELOPMENT
                                            CORPORATION, a Delaware corporation

                                            By:_______________________________
____________________________                       Douglas H. Kiesewetter
R. Keith Anderson                                  Vice President

- -----------------------------               ---------------------------------
David B. Strassner                          Douglas H. Kiesewetter